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                                 LOAN AGREEMENT

     This Agreement is dated as of July 11, 1996, and is being entered into by and among ARTISTIC LICENSE, INC., a California corporation ("Lender"); JAVA CENTRALE, INC., a California corporation ("Java"); and PARADISE BAKERY, INC., a Delaware corporation ("Borrower") which is a wholly-owned subsidiary of Java. Borrower has requested a loan from Lender (the "Loan"), in the total amount of Three Hundred Fifty Thousand Dollars ($350,000) (the "Loan Amount"), and Lender has agreed to make the Loan, to be secured by certain assets of Borrower and Java (collectively, the "Collateral"), subject to the terms, conditions, and provisions set forth in this Agreement and all other documents entered into in connection with the Loan (collectively, together with this Agreement, the "Loan Documents").

     NOW THEREFORE, Lender, Borrower, and Java hereby agree as follows:

     1. LOAN CLOSING. Lender shall make the Loan to Borrower and Borrower agrees to accept the Loan at a closing (the "Closing") which shall be held at the offices of Java in Sacramento, California on a date mutually agreeable to the parties hereto (the "Closing Date"). Lender shall disburse the proceeds of the Loan (collectively, the "Loan Proceeds") to Borrower at the Closing, subject to all of the terms of this Agreement.

     2. NOTE. The Loan shall be evidenced by a single promissory note of Borrower, payable to the order of Lender, in an original principal amount equal to the Loan Amount, dated as of the Closing Date, which shall be delivered to Lender by Borrower at the Closing, in the form attached hereto as EXHIBIT "A" (the "Note"), bearing interest at the rate indicated in the note, and otherwise payable as indicated in the Note. Although the scheduled payments under the Note shall be interest only until maturity, in the event of any sale of assets by Java or Borrower outside of the ordinary course of business, Lender shall be entitled to require, at its option, that the net proceeds of such sale be applied against the outstanding balance of principal and any accrued but unpaid interest due under the Note.

     3. LOAN TERM. The term of the Loan (the "Loan Term") shall commence on the Closing Date, and shall end when the entire outstanding balance of principal and accrued but unpaid interest under the Note has been paid in full, which the Note requires to be done on or before April 30, 1997.

     4. BORROWER SECURITY AGREEMENT. As security for the payment of all amounts which are due under the Note, Borrower shall grant Lender at the Closing a security interest in the personal property of Borrower, by means of a security agreement in the form attached hereto as EXHIBIT "B" (the "Borrower Security Agreement"), which shall be perfected by the filing with the California Secretary of State, promptly after the Closing, of a UCC-1 financing statement which shall also be executed by Borrower and Lender at the Closing, in the form attached hereto as EXHIBIT "C" (the "Borrower UCC-1").

     5. JAVA SECURITY AGREEMENT. As further security for the payment of all amounts which are due under the Note, Java shall grant Lender at the Closing a security interest in the personal property of Java, including (but not limited to) all of the stock of Borrower held by Java (the "Pledged Shares"), all by means of a security agreement in the form attached hereto as EXHIBIT "D" (the "Java Security Agreement"), which shall be perfected by the filing with the California Secretary of State, promptly after the Closing, of a UCC-1 financing statement which shall be executed by Java and Lender at the Closing, in the form attached hereto as EXHIBIT "E" (the "Java UCC-1"), as well as by the delivery of the Pledged Shares to Lender by Java at the Closing.

     6. UCC LIEN STATUS. Lender acknowledges its understanding that the liens which it will hold under the Borrower Security Agreement, the Java Security Agreement, the Borrower UCC-1, and the Java UCC-1 (collectively, the "Security Documents") shall be junior to the liens on the personal property of Borrower and Java which are listed in EXHIBIT "F" hereto.

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     7.   STOCK WARRANTS.  Java shall also grant Lender at the Closing warrants to purchase 300,000 shares of common stock of Java, in the form attached hereto as EXHIBIT "G" (the "Stock Warrants"), the expiration date of which shall be June 30, 2000. The exercise price for each share of stock covered by the Stock Warrants (the "Exercise Price") shall be the lowest closing price of Java stock between June 24, 1996 and April 30, 1997 (the "Valuation Period"), but shall not exceed $1.00 per share, and the other terms of the exercise of the Stock warrants shall be as set out in EXHIBIT "G". In the event of any sale or public offering of stock in Borrower, Lender shall be entitled to require that the Stock warrants be replaced with warrants for the purchase of stock in Borrower, for a pro-rata interest in Borrower equal to the approximate three percent (3%) interest in Java which it is anticipated will be provided under the Stock warrants as initially issued, with the exercise price under such replacement warrants to be based on the lower of:
(a) the book value of Borrower; or (b) the valuation of Java during the Valuation Period.

     8. POSSIBLE LOAN CONVERSION. At the option of Lender, the outstanding principal balance of the Loan may be converted into common stock of Java at any time during the Loan Term prior to repayment of all amounts due under the Note, at price per share which is equal to the Exercise Price that is set with respect to the Stock warrants, and Java shall use its best efforts to have such shares registered for trading within 120 days after the date on which such conversion is requested.

     9. REPAYMENT FEE. Under the terms of the Note, in addition to the principal and interest amounts due under the Note, Borrower is required to pay Lender a repayment fee, in the amount of Thirty Five Thousand Dollars ($35,000), at the time of payment of the final principal amount due under the Note. Lender shall have the right, at its option, to convert such fee into shares of the common stock of Java, based on the Exercise Price which is set pursuant to the provisions above dealing with the Stock Warrants.

     10. COSTS AND FEES. Borrower shall reimburse Lender at the Closing for Lender's expenses in preparing for the Closing and doing due diligence with respect to the Collateral, in an amount which Lender and Borrower have agreed to set at Fifteen Thousand Dollars ($15,000). Borrower shall also pay the costs of filing the Borrower UCC-1 and the Java UCC-1.

     11. CONDITIONS TO CLOSING. Lender agrees to close the Loan and disburse the Loan Proceeds at the Closing subject to the terms and conditions of this Agreement. Lender shall not, however, be obligated to close the Loan or disburse any Loan Proceeds, until each of the following conditions has been satisfied:

     (a) The Note, the Stock Warrants, and all of the Security Documents shall have been executed and delivered by Borrower and Java, respectively, all as called for above.

     (b) Java shall have delivered to Lender signed agreements, in the forms attached hereto as composite EXHIBIT "H", by the following employees of Java:
Steven J. Orlando, Bradley D. Landon, Thomas A. Craig, Gary C. Nelson, and Richard D. Shannon.

     (c) The senior management of Java shall have committed to provide Java an additional back-up line of credit, in the minimum amount of $175,000; a further back-up line of credit for java and/or Borrower shall also have been obtained; and the documentation of the foregoing shall have been provided to and approved by Lender, such approval not to be withheld or delayed unreasonably.

     (d) The documentation of the acquisition of Borrower by Java shall have been provided to and approved by Lender, such approval not to be withheld or delayed unreasonably.

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     (e)  Borrower's store revenue and cash flow statements for April 1996 and
May 1996 shall have been provided to and approved by Lender, such approval not to be withheld or delayed unreasonably.

     (f) An unqualified audit opinion as to Java and Borrower shall have been obtained from Java's accountants, and shall have been provided to Lender.

     (g) This Agreement and the other Loan Documents shall have been ratified by the Boards of Directors of Java and Borrower.

     (h) A list of all pending litigation involving Borrower and/or Java shall have been provided to Lender.

     12. DEFAULT. Lender shall have the right to declare a default under this Agreement (an "Event of Default"), by means of written notice to both Borrower and Java, at any time after the occurrence of any of the events listed below:

     (a) failure by Borrower to make any given payment of principal or interest due under the Note, or any other amount due under any of the other Loan Documents, prior to default thereunder;

     (b) failure by Borrower or Java to comply with any agreement or covenant contained in this Agreement or any of the other Loan Documents;

     (c) the revelation that any warranty or representation by Borrower or any of the Guarantors in this Agreement, or in any other Loan Document, was or has become untrue (except for changes due to the passage of time and matters that result in changes in warranties that do not affect Lender's security);

     (d) the making by Borrower or Java of any assignment for the benefit of creditors;

     (e) any filing by or against Borrower or Java of: (1) a petition seeking an entry of any order for relief as a debtor in any proceeding under the United States Bankruptcy Code, for reorganization or rearrangement under such code, or to take advantage of any other federal or state statutes or laws for relief of debtors; or (2) an answer admitting the material obligations of a petition filed against it in any bankruptcy, reorganization, insolvency, conservatorship, or similar proceeding; or any admission in writing of an inability to pay its or their debts as they become due;

     (f) the entry of any order: for relief of Borrower or Java as debtor in a proceeding under the United States Bankruptcy Code; approving any petition seeking reorganization of Borrower or Java, or arrangement of the debts of any of those parties; or appointing a receiver, trustee, conservator, or liquidator of Borrower or Java, or any property of Java;

     13. REMEDIES UPON DEFAULT. Upon the occurrence of any Event of Default, Lender may exercise any right or remedy which it has under the Note, the Security Documents, or otherwise under applicable law. Without placing any limitation on the foregoing remedies, upon the occurrence of any Event of Default, Lender may: (a) declare the entire outstanding principal balance of, and all accrued but unpaid interest on, the Loan immediately due and payable; and/or (b) exercise any and all of the rights of Lender under the California Uniform Commercial Code with respect to the security provided under the Security Documents.

     14. MUTUAL REPRESENTATIONS AND WARRANTIES. Each party hereto hereby represents and warrants to the other that the representing party is a corporation duly organized and existing under the


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

laws of the State of California; that the execution, delivery, and performance of this Agreement are all within its powers, have been duly authorized, and are not in conflict with the terms of its articles of incorporation or bylaws; and that the execution, delivery, and performance of this Agreement are not in conflict with any law or any indenture, agreement, or undertaking to which it is a party or by which it is bound or affected.

     15. LENDER'S REPRESENTATIONS AND WARRANTIES. Lender hereby represents and warrants to Borrower that lender is a licensed finance lender under California law, such that the Loan is not subject to any usury limitations under California law.

     16. REPRESENTATIONS, WARRANTIES, COVENANTS, AND AGREEMENTS BY JAVA AND BORROWER. Borrower and Java (as applicable) hereby represent, warrant, covenant, and agree to and with Lender as follows:

     (a) Java shall use its best efforts to have the stock covered by the Stock Warrants registered for trading within 120 days of issuance, and shall thereafter keep such registration statement current.

     (b) Throughout the Loan Term, the following provisions shall be binding upon Java and Borrower, unless Lender otherwise agrees in any given case:

          (1) Steve Orlando shall remain as CFO of both Java and Borrower, and shall be responsible for the financial management and policies of Java and all of its subsidiaries.

          (2) Java shall not take any action to consolidate the management of Borrower, or to terminate Ty Peabody as President of Borrower.

          (3) Kevin Baker shall be made a member of the board of directors of both Java and Borrower, and the Java board shall thereafter consist solely of Richard D. Shannon, Gary Nelson, and Kevin Baker.

          (4) No management positions shall be added, and no management salaries shall be increased or bonuses paid.

          (5) No capital expenditures shall be made by Java or Borrower in excess of $25,000.00 shall be made, other than as specified in Java's Confidential Private Offering Memorandum, dated March 15, 1996, as amended in July 1996.

          (6) There shall be no incurring of any debt by Java or Borrower, unless such debt is either unsecured, or would be secured only by liens junior to those held by Lender under the Security Documents.

          (7) There shall be no development of new business sites by Java or Borrower.

     17.  MISCELLANEOUS PROVISIONS.

     (a) ATTORNEYS' FEES. If there is any litigation involving the parties hereto in connection with the interpretation of this Agreement or any of the other Loan Documents, or the enforcement of any right or obligation under this Agreement or any of the other Loan Documents, the prevailing party shall be entitled to payment by the other party or parties of all court costs and attorneys' fees incurred by the prevailing party in connection with such litigation (whether incurred at the trial, appellate, or

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administrative levels), in such amount as the court or administrative body may judge reasonable, all of which may be incorporated into and be a part of any judgment or decision rendered in such litigation.

     (b) NOTICES. All notices and demands of any kind which the parties hereto may be required or may desire to give to or make on one another in connection with this Agreement or any of the other Loan Documents shall be given or made as follows:

          (1) Each such notice or demand shall be given or made in writing, and shall either be served personally or by registered or certified mail, return receipt requested.

          (2) Any such notice or demand so served by registered or certified mail shall be deposited in the United States mail with postage thereon fully prepaid, addressed to the party to be served as follows:

          If to Lender:   Artistic License, Inc.
                          1416 45th Street
                          Sacramento, CA 95819

          If to Borrower: Paradise Bakery, Inc.
                          1610 Arden Way, Suite 299
                          Sacramento, CA 95815

          If to Java:     Java Centrale, Inc.
                          1610 Arden Way, Suite 299
                          Sacramento, CA 95815

          (3) Any party hereto may from time to time, by notice in writing given in the aforesaid manner, designate one (1) substitute mailing address or person to which or to whom such notices or demands are thereafter to be addressed.

     (c) HEADINGS. The headings of the various paragraphs of this Agreement are intended solely for reference purposes, and are not intended for any purpose whatsoever to modify, explain, or place any construction on any of the provisions of this Agreement.

     (d) RECITALS AND EXHIBITS. The Recitals at the beginning this Agreement are accurate and shall constitute an integral part of this Agreement, and this Agreement shall be construed in light of those Recitals. The exhibits, schedules, and addenda (if any) attached to and referred to in this Agreement are hereby incorporated into this Agreement as fully as if set out in their entirety herein.

     (e) INVALIDITY. If any provision of this Agreement or the application thereof to any person(s) or circumstance(s) shall to any extent be held to be invalid or unenforceable, neither the remainder of this Agreement nor the application of such provision to any person(s) or circumstance(s) other than those as to whom or which it is held to be invalid or unenforceable shall be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     (f) ENTIRE AGREEMENT. The terms of this Agreement are intended by the parties hereto as a final expression of their agreement with respect to the subject matter hereof, and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement, which may be executed in multiple counterparts (each of which shall be an original, and all of which shall constitute one Agreement), constitute the complete and exclusive statement of its terms, and that no extrinsic evidence of any kind which contradicts the terms of this Agreement may


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be introduced in any proceedings (judicial or otherwise) involving this
Agreement, except for evidence of a subsequent written amendment to this Agreement.

     (g) SUCCESSORS. All of the terms, covenants, and conditions hereof shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors, and assigns of the parties hereto.

     (h) PRONOUNS AND CONJUNCTIONS. In this Agreement, personal pronouns shall be construed as though of the gender and number required by the context, the singular including the plural, the plural including the singular, and each gender including other genders, all as may be required by the context. Wherever in this Agreement the term "and/or" is used, it shall mean: "one or the other, both, any one or more, or all" of the things, events, persons or parties in connection with which the term is used.

     (i) GOVERNING LAW. This Agreement shall be governed by, construed in accordance with, and interpreted under, the internal law of the State of California.

     (j) MODIFICATION OF AGREEMENT. This Agreement may not be modified, amended, or otherwise changed in any manner, except by a written amendment executed by all of the parties hereto, or their respective successors or assigns.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ARTISTIC LICENSE, INC.,
a California corporation

By:  _________________________
     Thomas Naygrow,
     President


PARADISE BAKERY, INC.,
a Delaware corporation

By:  _________________________
     Steve Orlando,
     Chief Financial Officer


JAVA CENTRALE, INC.,
a California corporation

By:  _________________________
     Steve Orlando,
     Chief Financial Officer


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